   As filed with the Securities and Exchange Commission on December 16, 2004

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                  METLIFE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      13-4075851
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                                 200 Park Avenue
                                   Floor 1200
                          New York, New York 10166-0188
                                 (212) 578-2211

            METLIFE, INC. 2005 STOCK AND INCENTIVE COMPENSATION PLAN
       METLIFE, INC. 2005 NON-MANAGEMENT DIRECTOR STOCK COMPENSATION PLAN
                            (Full title of the plan)

                             James L. Lipscomb, Esq.
                  Executive Vice President and General Counsel
                                  MetLife, Inc.
                                 200 Park Avenue
                                   Floor 1200
                          New York, New York 10166-0188
                                 (212) 578-2211

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED(1)             SHARE(2)               PRICE(3)           REGISTRATION FEE
-----------------------       -------------        ------------------     ------------------      ----------------
       Common Stock        70,000,000 shares             $39.795             $2,785,650,000          $327,871.01
  ($.01 par value per
         share)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional shares which may be issuable under the plans referenced above by reason of applicable anti-dilution provisions.

(2) Estimated, in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share is based on the average of the high and low prices of MetLife, Inc. common stock reported by the New York Stock Exchange on December 9, 2004, which is within five (5) business days prior to the date of this registration statement.

(3) Each share of common stock includes a Series A Junior Participating Preferred Stock Purchase Right issued pursuant to the Stockholder Rights Agreement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by MetLife, Inc. (the "Registrant") are incorporated herein by reference and made a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2003; and

(c) The description of the Registrant's common stock incorporated by reference into the Registrant's Registration Statement on Form 8-A (File No. 001-15787), filed with the Commission on March 31, 2000, from the Registrant's Registration Statement on Form S-1, as amended (No. 333-91517), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the securities which may be issued by the Registrant pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan and the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan will be passed upon for the Company by Richard S. Collins, Esq., Chief Counsel - General Corporate of the Company. Mr. Collins will be eligible to participate in the MetLife, Inc. 2005 Stock and Incentive Plan when it becomes effective.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Such indemnification covers all costs and expenses incurred by a director or officer in his capacity as such. The stockholders of the Company, the Board of Directors, by a majority vote of a quorum of disinterested directors or by determination of a committee of disinterested directors appointed by the Board, or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification satisfied the applicable standard of conduct set forth in the Delaware General Corporation Law and the Amended and Restated By-Laws of the Company. In addition, the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

      If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify, to the same extent allowed for the Company's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he is or was the Company's employee or agent, or is or was serving at the Company's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity.

      The Company has in force and effect policies insuring its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

 EXHIBIT
  NUMBER                              DESCRIPTION

  4.1      Amended and Restated Certificate of Incorporation of MetLife, Inc.
           (incorporated by reference to Exhibit 3.1 to MetLife, Inc.'s Annual
           Report on Form 10-K for the fiscal year ended December 31, 2000 (the
           "2000 10-K")).

  4.2 Amended and Restated By-Laws of MetLife, Inc. (incorporated by reference to Exhibit 3.2 to MetLife, Inc.'s Quarterly Report on Form
           10-Q for the quarterly period ended June 30, 2004)

  4.3      Form of Certificate for Common Stock, par value $0.01 per share
           (incorporated by reference to Exhibit 4.1 to MetLife, Inc.'s
           Registration Statement on Form S-1, File No. 333-91517).

  4.4      Stockholder Rights Agreement (incorporated by reference to Exhibit
           10.6 of the 2000 10-K).

  4.5      MetLife, Inc. 2005 Stock and Incentive Compensation Plan

  4.6      MetLife, Inc. 2005 Non- Management Director Stock Compensation Plan

  5 Opinion of Richard S. Collins, Esq., Chief Counsel-General Corporate of the Company, regarding the legality of the securities registered hereunder.

  23.1     Consent of Independent Registered Public Accounting Firm.

  23.2 Consent of Richard S. Collins, Esq., Chief Counsel-General Corporate of the Company (included in Exhibit 5).

  24 Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

A. The undersigned Company hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

            (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of December, 2004.

                                        METLIFE, INC.

                                        By: /s/ Robert H. Benmosche
                                            _________________________________
                                            Name: Robert H. Benmosche
                                            Title: Chairman and Chief Executive
                                            Officer

      Each person whose signature appears below hereby authorizes and appoints Robert H. Benmosche, James L. Lipscomb, Anthony J. Williamson or any of them, as such person's attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below (i) any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by MetLife, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and (ii) any and all other instruments which either of such attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act of 1933, the rules, regulations and requirements of the Securities and Exchange Commission and Blue Sky or other state securities laws and regulations, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             NAME                            TITLE                     DATE
/s/ Robert H. Benmosche                     Chairman,           December 16, 2004
______________________________   Chief Executive Officer and
Robert H. Benmosche                         Director

/s/ Curtis H. Barnette
______________________________             Director             December 16, 2004
Curtis H. Barnette


______________________________             Director
Burton A. Dole, Jr.

             NAME                            TITLE                     DATE
/s/ Cheryl W. Grise
______________________________             Director             December 16, 2004
Cheryl W. Grise

/s/ James R. Houghton
______________________________             Director             December 16, 2004
James R. Houghton

/s/ Harry P. Kamen
______________________________             Director             December 16, 2004
Harry P. Kamen

/s/ Helene L. Kaplan
______________________________             Director             December 16, 2004
Helene L. Kaplan

/s/ John M. Keane
______________________________             Director             December 16, 2004
John M. Keane

/s/ Charles M. Leighton
______________________________             Director             December 16, 2004
Charles M. Leighton

/s/ Sylvia M. Mathews
______________________________             Director             December 16, 2004
Sylvia M. Mathews

/s/ Hugh B. Price
______________________________             Director             December 16, 2004
Hugh B. Price

/s/ Kenton J. Sicchitano
______________________________             Director             December 16, 2004
Kenton J. Sicchitano

             NAME                            TITLE                     DATE
/s/ William C. Steere, Jr.                 Director             December 16, 2004
------------------------------
William C. Steere, Jr.

/s/ William J. Wheeler            Principal Financial Officer   December 16, 2004
------------------------------
William J. Wheeler

/s/ Joseph J. Prochaska          Principal Accounting Officer   December 16, 2004
------------------------------
Joseph J. Prochaska

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                             DESCRIPTION
  4.1     Amended and Restated Certificate of Incorporation of MetLife, Inc.
          (incorporated by reference to Exhibit 3.1 to MetLife, Inc.'s Annual
          Report on Form 10-K for the fiscal year ended December 31, 2000 (the
          "2000 10-K")).

  4.2 Amended and Restated By-Laws of MetLife, Inc. (incorporated by reference to Exhibit 3.2 to MetLife, Inc.'s Quarterly Report on Form
          10-Q for the quarterly period ended June 30, 2004)

  4.3     Form of Certificate for Common Stock, par value $0.01 per share
          (incorporated by reference to Exhibit 4.1 to MetLife, Inc.'s
          Registration Statement on Form S-1, File No. 333-91517).

  4.4     Stockholder Rights Agreement (incorporated by reference to Exhibit
          10.6 of the 2000 10-K).

  4.5     MetLife, Inc. 2005 Stock and Incentive Compensation Plan

  4.6     MetLife, Inc. 2005 Non-Management Directors Stock Compensation Plan

  5 Opinion of Richard S. Collins, Esq., Chief Counsel-General Corporate of the Company, regarding the legality of the securities registered hereunder.

  23.1    Consent of Independent Registered Public Accounting Firm.

  23.2 Consent of Richard S. Collins, Esq., Chief Counsel-General Corporate of the Company (included in Exhibit 5).

  24 Power of Attorney (included on the signature page to this Registration Statement).